As filed with the Securities and Exchange Commission on
June 5, 1996                           Registration No. 33-_____





               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                  ____________________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                  ____________________________

                      IONICS, INCORPORATED
     (Exact name of registrant as specified in its charter)

   Massachusetts                                  04-2068530
(State or other jurisdic-                      (I.R.S. Employer
tion of incorporation                         Identification No.)
or organization)

                         65 Grove Street
                 Watertown, Massachusetts  02172
      (Address of Principal Executive Offices)  (Zip Code)
                  _____________________________

                      IONICS, INCORPORATED
                     1979 STOCK OPTION PLAN
                    (Full title of the plan)
                  _____________________________

                          Stephen Korn
               Vice President and General Counsel
                      Ionics, Incorporated
                         65 Grove Street
                 Watertown, Massachusetts  02172
                         (617) 926-2500
         (Name, address and telephone number, including
                area code, of agent for service)


Total of Sequentially Numbered Pages:  13
Exhibit Index on Sequentially Numbered: 9




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                  CALCULATION OF REGISTRATION FEE
___________________________________________________________________

                            Proposed     Proposed
 Title of                   maximum      maximum
securities     Amount       offering     aggregate      Amount of
  to be        to be         price       offering      registration
registered   registered(1) per share(2)  price(2)         fee(3)
___________________________________________________________________

Common Stock,  700,000 shs.  $49.31      $34,517,000    $11,902.41
$1.00 par value
___________________________________________________________________

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of future adjustments in accordance with the terms of the Ionics, Incorporated 1979 Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Common
      Stock of Ionics, Incorporated (the "Company) on June 3, 1996, on the New York Stock Exchange.

(3)   Pursuant to Section 6(b).

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

      This Registration Statement will become effective automatically upon the date of filing, pursuant to the provisions of Section 8 of the Securities Act of 1933 and Rule 462 enacted thereunder, or such other day as the Commission acting pursuant to said Section 8 may determine.
__________________________________________________________________

      The approximate date of proposed sale to the public and cross reference sheet called for by Items 501(a) and (b) of Regulation
S-K are not applicable and have been omitted.



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      This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on this form relating to the Ionics, Incorporated 1979 Stock Option Plan are effective (Registration Nos. 33-54293, 33-14194, 33-5814, 33-2092, 33-1178, 2-64255, 2-72936 and 2-82780).
Pursuant to General Instruction E of Form S-8, the registrant incorporates by reference the following information from the registrant's prior registration statement on Form S-8 filed in connection with said Plan (Registration No. 33-54293).

Information to be Incorporated by Reference

1.  Item 3, "Incorporation of Documents by Reference" (p. 3 of
    Registration No. 33-54293).

2.  Item 4, "Description of Securities" - Not Applicable.

3.  Item 6, "Indemnification of Directors and Officers" (p. 4 of
    Registration No. 33-54293).

Information Required in this Registration Statement

Item 4.  Interests of Named Experts and Counsel.

    Certain legal matters in connection with the offering of the shares of Common Stock of the Company are being passed upon for the Company by Stephen Korn, Vice President, General Counsel and Clerk of the Company. Mr. Korn is the beneficial owner of 41,800 shares of Common Stock in the form of presently exercisable stock options, 243 shares held in the Company's
    Section 401(k) Stock Savings Plan (based on December 31, 1995 401(k) plan data), and 1,223 shares of Common Stock granted under the Ionics 1994 Restricted Stock Plan.

Item 5.  Exemption for Registration Claimed.

    Not applicable.











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Item 6.  Exhibits.

      Exhibit No.      Description

        4.0 Instruments defining the rights of security holders, including indentures

             *4.1 Rights Agreement, dated as of December 22, 1987, as amended and restated as of August 22, 1989, between the Company and The First National Bank of Boston (filed as Exhibit 1 to the Company's Current Report on Form 8-K dated August 30, 1989).

             *4.2 Indenture, dated as of December 22, 1987, between the company and The First National Bank of Boston, relating to Rights Agreement (filed as Exhibit 2 to the Company's Current Report on Form 8-K dated December 22, 1987).

             *4.3      Form of Common Stock Certificate (filed as
                       Exhibit 4.10 to the Company's registration statement on Form S-2, No. 33-38290, filed on December 18, 1990).

             *4.4 Ionics, Incorporated 1979 Stock Option Plan, as amended through February 22, 1996 (filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

        5.0         Opinion re legality

              5.1      Opinion of Stephen Korn, General Counsel

       23.0         Consents of experts and counsel

              23.1     Consent of Coopers & Lybrand L.L.P.

              23.2     Consent of Stephen Korn, General Counsel
                       (contained in Exhibit 5 hereto)

       24.0         Power of attorney

__________________
*Incorporated herein by reference






                                -4-
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Item 7. Undertakings.

      (a)    The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)   To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.










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      (b)    The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Watertown and Commonwealth of Massachusetts on the 4th day of June, 1996.

                           IONICS, INCORPORATED


                           By: /s/Arthur L. Goldstein
                           Arthur L. Goldstein, Chairman of the
                           Board, President and
                           Chief Executive Officer



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      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                 Date



/s/Arthur L. Goldstein          Chairman of the Board,   June 4, 1996
Arthur L. Goldstein             President and Chief
                                Executive Officer
                                (Principal Executive Officer)


/s/Robert J. Halliday           Vice President,          June 4, 1996
Robert J. Halliday              Finance and Accounting
                                and Chief Financial Officer
                                (Principal Financial
                                and Accounting Officer)































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      Signature                       Title                 Date


/s/Arthur L. Goldstein          Director, Chairman of    June 4, 1996
Arthur L. Goldstein             the Board of Directors


                                Director
Douglas R. Brown


/s/William L. Brown             Director                 June 4, 1996
William L. Brown


/s/Arnaud de Vitry d'Avaucourt  Director                 June 4, 1996
Arnaud de Vitry d'Avaucourt


/s/Samuel A. Goldblith          Director                 June 4, 1996
Samuel A. Goldblith


/s/Kachig Kachadurian           Director                 June 4, 1996
Kachig Kachadurian


/s/William E. Katz              Director                 June 4, 1996
William E. Katz


/s/Robert B. Luick              Director                 June 4, 1996
Robert B. Luick


/s/John J. Shields              Director                 June 4, 1996
John J. Shields


/s/Carl S. Sloane               Director                 June 4, 1996
Carl S. Sloane


/s/Mark S. Wrighton             Director                 June 4, 1996
Mark S. Wrighton

/s/Allen S. Wyett               Director                 June 4, 1996
Allen S. Wyett

By
      Attorney-In-Fact

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                               FORM S-8

              IONICS, INCORPORATED 1979 STOCK OPTION PLAN

                             EXHIBIT INDEX

Exhibit No.             Description
    4.0 Instruments defining the rights of security holders, including indentures.

         *4.1 Rights, Agreement, dated as of December 22, 1987, as amended and restated as of August 22, 1989, between the Company and The First National Bank of Boston (filed as
               Exhibit 1 to the Company's Current Report on Form 8-K dated August 30, 1989).

         *4.2 Indenture, dated as of December 22, 1987, between the Company and The First National Bank of Boston, relating to Rights Agreement (filed as Exhibit 2 to the
               Company's Current Report on Form 8-K dated December 22,
               1987).

         *4.3 Form of Common Stock Certificate (filed as Exhibit 4.10 to the Company's registration statement on Form S-2, No. 33-38290, filed on December 18, 1990).

         *4.4 Ionics, Incorporated 1979 Stock Option Plan, as amended through February 22, 1996 (filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

    5.0  Opinion re legality

          5.1  Opinion of Stephen Korn, Esquire

   23.0  Consents of experts and counsel

         23.1  Consent of Coopers & Lybrand L.L.P.

         23.2  Consent of Stephen Korn,
               General Counsel
               (contained in Exhibit 5 hereto)

   24.0  Power of attorney

__________________
*Incorporated herein by reference

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